UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 9, 2005
Commission File Number 1-5097
JOHNSON CONTROLS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State of Incorporation)	39-0380010 (I.R.S. Employer Identification No.)

5757 N. Green Bay Avenue P.O. Box 591 Milwaukee, Wisconsin (Address of principal executive offices)	53201 (Zip Code)
Registrant’s telephone number, including area code: (414) 524-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
SIGNATURES

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On December 9, 2005, Johnson Controls, Inc. (the “Company”) completed the acquisition of York International Corporation (“York”) in an all-cash transaction pursuant to the terms of an Agreement and Plan of Merger, dated August 24, 2005, by and among the Company, York and YJC Acquisition Corporation, a wholly-owned subsidiary of the Company (“YJC”). The Company acquired all outstanding shares of York stock for $56.50 per share, without interest (the “Merger Consideration”), by virtue of the merger of YJC with and into York. York continued as the surviving corporation and became a wholly-owned subsidiary of the Company. Each outstanding option to purchase York stock was canceled and converted into the right to receive in cash the amount by which the Merger Consideration exceeded the exercise price. The total value of the acquisition was approximately $3.2 billion, including approximately $565 million of York debt.
The Company intends to refinance approximately $65 million of the York debt. York’s $200,000,000 Senior Notes, 6.625% due August 2006; $200,000,000 Senior Notes, 6.7% due August 2008; and $100,000,000 Senior Notes, 5.8% due November 2012 will remain outstanding in accordance with their respective terms and will not be guaranteed by the Company.
The total cash required to complete the transaction was approximately $2.6 billion, which included payment for the York stock and transaction fees and expenses. The Company financed the acquisition by issuing unsecured commercial paper obligations. The Company intends to refinance all or part of the commercial paper borrowings with long-term debt.
York, which is headquartered in York, Pennsylvania, is a supplier of heating, ventilation, air-conditioning, and refrigeration (HVAC&R) systems and solutions. York designs, manufactures, sells, and services HVAC systems for commercial and residential markets; gas-compression equipment for industrial processing; industrial and commercial refrigeration equipment; and compressors for residential and commercial air-conditioning. Prior to completion of the transaction, York’s stock was listed on the New York Stock Exchange, and York filed various reports with the Securities and Exchange Commission.
In connection with the acquisition, the Company announced that, effective following the completion of the transaction, the Company’s Board of Directors elected former York Chief Executive Officer and President C. David Myers as a vice president and corporate officer of the Company. The Company also named Mr. Myers as president of its building efficiency business. Accordingly, Mr. Myers is an executive officer of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.
BY:	/s/ R. Bruce McDonald
R. Bruce McDonald
Vice President and Chief Financial Officer

Date: December 14, 2005

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